UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934

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[  ] Preliminary Information Statement

[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]               Definitive Information Statement

Angel Oak Funds Trust
(Name of Registrant As Specified In Its Charter)

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ANGEL OAK MULTI-STRATEGY INCOME FUND
ANGEL OAK FLEXIBLE INCOME FUND

SERIES OF ANGEL OAK FUNDS TRUST
ONE BUCKHEAD PLAZA
3060 PEACHTREE RD. NW, SUITE 500
ATLANTA, GEORGIA 30305

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

October 5, 2018

This Notice presents only an overview of the more complete Information Statement that is available to you on the Internet relating to the Angel Oak Multi-Strategy Income Fund (the “Multi-Strategy Income Fund”) and the Angel Oak Flexible Income Fund (the “Flexible Income Fund”) (each, a “Fund” and, together, the “Funds”), series of Angel Oak Funds Trust (the “Trust”).  We encourage you to access and review all of the important information contained in the Information Statement.

The Funds and the Trust have made the following material available for view:

Information Statement

The Information Statement details in the appointment of a new subadviser to the Funds.  Specifically, at a meeting held on June 20-21, 2018, the Board of Trustees of the Trust (the “Board” or “Trustees”) approved a new investment sub-advisory agreement on behalf of the Funds between Angel Oak Capital Advisors, LLC (“Angel Oak”), the investment adviser to the Funds, and Parks Capital Management, LLC.

Angel Oak and the Trust operate pursuant to an exemptive order (the “Manager of Managers Order”) received from the U.S. Securities and Exchange Commission.  This Manager of Managers Order permits Angel Oak to enter into and materially amend sub-advisory agreements (with non-affiliated entities) with the approval of the Board, including a majority of Trustees who are not parties to the agreement and are not interested persons, as defined in the Investment Company Act of 1940, as amended, of the parties to the agreement, without obtaining shareholder approval.  The Manager of Managers Order requires that this Information Statement be provided to you.

By sending you this Notice, the Funds and the Trust are notifying you that they are making the Information Statement available to you online in lieu of mailing you a copy.  You may print and view the full Information Statement on the Fund’s website at www.angeloakcapital.com/resources until at least January 6, 2019.  You may request a paper or email copy of the Information Statement, free of charge, by contacting a Fund in writing at Angel Oak Multi-Strategy Income Fund or Angel Oak Flexible Income Fund, c/o U.S. Bank Global Fund Services, P.O. Box 701, Milwaukee, WI 53201-0701 or by calling (toll-free) 1-855-751-4324 by January 6, 2019.  If you do not request a paper or email copy by this date, you may not otherwise receive a copy.

If you want to receive a paper copy of the Information Statement, you must request one.

There is no charge to you for requesting a copy.

ANGEL OAK MULTI-STRATEGY INCOME FUND
ANGEL OAK FLEXIBLE INCOME FUND

SERIES OF ANGEL OAK FUNDS TRUST
ONE BUCKHEAD PLAZA
3060 PEACHTREE RD. NW, SUITE 500
ATLANTA, GEORGIA 30305

INFORMATION STATEMENT

NOTICE OF SUBADVISER EVENT

A Notice of Internet Availability of this Information Statement is being mailed on or about October 5, 2018 to shareholders of record as of September 21, 2018.  This Information Statement is being provided to shareholders of the Angel Oak Multi-Strategy Income Fund (the “Multi-Strategy Income Fund”) and the Angel Oak Flexible Income Fund (the “Flexible Income Fund”) (each, a “Fund” and, together, the “Funds”), each a series of Angel Oak Funds Trust (“Trust”), 3060 Peachtree Road, NW, Suite 500, Atlanta, Georgia 30305, in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “Manager of Managers Order”) that the Trust and the investment adviser to the Funds, Angel Oak Capital Advisors, LLC (“Angel Oak” or the “Adviser”), received from the U.S. Securities and Exchange Commission (the “SEC”).  Under the Manager of Managers Order, the Adviser may, subject to the approval of the Trust’s Board of Trustees (the “Board” or “Trustees”), enter into or materially amend sub-advisory agreements without approval of a Fund’s shareholders, provided that an Information Statement (or a Notice of Internet Availability of Information Statement) is sent to shareholders of the Fund.

This Information Statement is being sent to the shareholders of the Funds to provide them with information about a new investment sub-advisory agreement between Angel Oak and Parks Capital Management, LLC (“Parks Capital”), as a sub-adviser for the Funds effective July 10, 2018.  Hereinafter, Parks Capital may also be referred to as the “Subadviser.”

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF INFORMATION STATEMENT:
This Information Statement is available at www.angeloakcapital.com/resources.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
NOT TO SEND US A PROXY.

The Funds will bear the expenses incurred with printing, mailing and filing this Information Statement.  One Notice of Internet Availability of this Information Statement will be delivered to shareholders sharing the same address unless the Funds have received contrary instructions from any such shareholders.

YOU MAY OBTAIN A COPY OF THE FUNDS’ MOST RECENT ANNUAL OR SEMI-ANNUAL REPORTS TO SHAREHOLDERS, FREE OF CHARGE, BY WRITING TO ANGEL OAK MULTI-STRATEGY INCOME FUND OR ANGEL OAK FLEXIBLE INCOME FUND, C/O U.S. BANK GLOBAL FUND SERVICES, P.O. BOX 701, MILWAUKEE, WI 53201-0701 OR BY CALLING (TOLL-FREE) 1-855-751-4324.

THE ADVISER AND ITS ADVISORY AGREEMENT

Angel Oak, located at One Buckhead Plaza, 3060 Peachtree Rd. NW, Suite 500, Atlanta, Georgia 30305, serves as investment adviser to the Multi-Strategy Income Fund and the Flexible Income Fund, each a series of the Trust.  As of July 31, 2018, Angel Oak had assets under management of approximately $9.2 billion.

The Adviser entered into an Investment Advisory Agreement (the “Advisory Agreement”) with the Trust dated October 16, 2014, as amended on March 28, 2018, to serve as the investment adviser to the Funds.  The Advisory Agreement was submitted to a vote of, and approved by, the initial shareholder of the Multi-Strategy Income Fund on April 10, 2015 and by the initial shareholder of the Flexible Income Fund on October 30, 2014.  After its initial two-year period, the Advisory Agreement continues in effect from year to year only if such continuance is specifically approved at least annually by the Board or by a vote of a majority of a Fund’s outstanding voting securities and, in either case, by a majority of Trustees who are not parties to the Advisory Agreement or interested persons of any such party, at a meeting called for the purpose of voting on the Advisory Agreement.  The Advisory Agreement is terminable without penalty by the Trust on behalf of a Fund upon sixty (60) days’ written notice to the Adviser, and by the Adviser upon sixty (60) days’ written notice to the Trust and will automatically terminate in the event of its “assignment,” as defined in the Investment Company Act of 1940, as amended (the “1940 Act”).  The Advisory Agreement provides that the Adviser, under such agreement, shall not be liable for an error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution of portfolio transactions for a Fund, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligation and duties thereunder.  As compensation for its services, the Adviser receives a management fee from each of the Funds based on the average daily net assets of each Fund, and the Adviser pays any subadvisers to the Funds a sub-advisory fee.  Under the Advisory Agreement, the Adviser monitors the performance of subadvisers to the Funds on an ongoing basis.  Factors the Adviser considers with respect to any sub-adviser include, among others:

•	the qualifications of the subadviser’s investment personnel;
•	the subadviser’s investment philosophy and process; and
•	the subadviser’s long-term performance results.

Each subadviser serves pursuant to a separate subadvisory agreement under which the subadviser manages the portion of the investment portfolio allocated to it by the Adviser, and provides related compliance and record-keeping services.

BOARD APPROVAL AND EVALUATION OF THE NEW SUBADVISORY AGREEMENT WITH PARKS CAPITAL

Pursuant to Section 15(c) of the 1940 Act, at the in-person meeting held on June 20-21, 2018, the Board considered the approval of the Investment Subadvisory Agreement (the “Subadvisory Agreement” or the “Agreement”) between Angel Oak and Parks Capital Management, LLC (the “Subadviser” or “Parks Capital”) with respect to a limited portion of the portfolios of each of the Multi-Strategy Income Fund and the Flexible Income Fund.

The relevant provisions of the 1940 Act specifically provide that it is the duty of the Board to request and evaluate such information as the Board determines is necessary to allow it to properly consider the approval of the Agreement, and it is the duty of the Subadviser to furnish the Trustees with information that is responsive to their request. Accordingly, in determining whether to approve the Subadvisory Agreement, the Board requested, and the Subadviser provided, information and data relevant to the Board’s consideration.

Following their review and consideration, the Trustees determined that the Subadvisory Agreement with respect to the Funds would enable shareholders of the Funds to obtain high quality services with respect to the limited portion of the Funds’ portfolios subadvised by Parks Capital at a cost that is appropriate, reasonable, and in the best interests of the Funds and their shareholders. Accordingly, the Board, including those Trustees who are not considered to be “interested persons” of the Trust, as that term is defined in the 1940 Act (the “Independent Trustees”), unanimously approved the adoption of the Subadvisory Agreement. In reaching their decision, the Trustees requested and obtained from the Subadviser such information as they deemed reasonably necessary to evaluate the Subadvisory Agreement. The Trustees also carefully considered the comparative fee information prepared by the Subadviser. In considering the Subadvisory Agreement with respect to the Funds, the Trustees evaluated a number of factors that they believed, in light of their reasonable business judgment, to be relevant. They based their decision on the following considerations, among others, although they did not identify any one specific consideration or any particular information that was controlling of their decision:

The nature, extent and quality of the advisory services to be provided. The Board’s evaluation of the services to be provided by Parks Capital to each Fund took into account the Board’s knowledge and familiarity gained as Trustees of the Funds. The Board reviewed the purposes and investment objective of each Fund and Angel Oak’s overall plan to meet each Fund’s stated purposes and objective. The Board considered Angel Oak’s reasons for recommending the appointment of Parks Capital as subadviser to a limited portion of each Fund’s portfolio, including Angel Oak’s due diligence with respect to Parks Capital and Angel Oak’s belief that Parks Capital’s investment strategy would benefit the Funds by, among other reasons, complementing the strategy provided by Angel Oak as investment adviser to each Fund. The Board also received materials from Parks Capital detailing the historical investment performance of its strategy and its investment philosophy as well as the presentation from management of Parks Capital. The Independent Trustees concluded, with respect to Parks Capital, that the nature, extent and quality of the services provided, as well as the investment performance, would be satisfactory, and the Board supported a decision to approve the Subadvisory Agreement.

The investment performance of each Fund. The Board received and considered performance information for the strategy to be provided by Parks Capital. The Board also noted that, because Parks Capital would be a new subadviser to a limited portion of each Fund’s portfolio and the long/short equity strategy to be provided by Parks Capital, the current performance of each Fund was not a significant factor in the consideration of the approval of the Subadvisory Agreement.

The cost of advisory services to be provided and the level of profitability. Profitability of Parks Capital or its affiliates or Angel Oak or its affiliates in providing services to each Fund was not a significant factor considered by the Board, because the subadvisory fee would be paid by Angel Oak out of the advisory fee paid to it by each Fund, respectively, and not by the Funds. In addition, the Board considered representations from Angel Oak that the subadvisory fee to be paid by Angel Oak to Parks Capital for services provided to each Fund was the result of arm’s length negotiations.

The extent to which economies of scale may be realized as each Fund grows and whether the subadvisory fee reflects possible economies of scale. The Board noted that, because the subadvisory fee for each Fund would be paid by Angel Oak, not by the Funds, and the fact that Parks Capital would be subadvising a limited portion of each Fund’s portfolio, consideration of economies of scale with respect specifically to the subadvisory fee was not relevant.

Benefits to Parks Capital from its relationship with each Fund (and any corresponding benefits to each Fund). The Board considered that Parks Capital’s relationship with the Funds would be limited to its provision of subadvisory services to the Funds and that, therefore, Angel Oak believed that Parks Capital would not receive tangible ancillary benefits as a result of its relationship with the Funds, with the exception of possible benefits from soft dollars (e.g., research credits related to transaction commissions) for the Funds (which would also potentially benefit the Funds). The Board recognized that Parks Capital could receive intangible benefits from its association with the Funds, such as increased name recognition or publicity from being selected as a subadviser to each Fund after an extensive review process. The Trustees concluded that other benefits that will be derived by Parks Capital from its relationship with each Fund are reasonable and fair and consistent with industry practice and the best interests of the Funds and its shareholders.

Other Considerations. The Trustees determined that Parks Capital maintains the financial, compliance and operational resources reasonably necessary to manage each Fund in a professional manner that is consistent with the best interests of each Fund and its shareholders. The Trustees also concluded that Parks Capital has made a significant commitment to the management and success of each Fund, which entails a substantial financial and professional commitment. The Board also considered matters with respect to the brokerage practices of Parks Capital, including its best-execution procedures.

Following further discussion and the consideration of questions raised by the Independent Trustees, the Trustees determined that they had received sufficient information to consider the approval of the Subadvisory Agreement. Based upon all of the foregoing factors and such other matters as were deemed relevant, the Independent Trustees concluded that each factor supported a determination to approve the Subadvisory Agreement. It was noted that no single factor was determinative to the decision of the Independent Trustees. The Independent Trustees concluded that the approval of the Subadvisory Agreement was in the best interests of each Fund and its shareholders.

INFORMATION REGARDING THE INVESTMENT SUBADVISORY AGREEMENT

Under the Subadvisory Agreement, the Subadviser will, subject to the direction and control of the Adviser and the Board of Trustees and in accordance with the investment objective and policies of each Fund and applicable laws and regulations, make investment decisions with respect to the purchases and sales of portfolio securities and other assets for a designated portion of each Fund’s assets.  The Subadvisory Agreement provides that it will remain in effect for its initial two-year term and thereafter so long as the Board or a majority of the outstanding voting securities of a Fund, and in either event by a vote of a majority of the Independent Trustees, specifically approves its continuance at least annually.  The Subadvisory Agreement may be terminated by the Board, on behalf of a Fund, or by a vote of a majority of the outstanding voting securities of the Fund, at any time, with or without cause, without the payment of any penalty.  The Subadvisory Agreement may be terminated by the Adviser, with or without cause, without the payment of any penalty, upon sixty (60) days’ written notice to a Fund and the Subadviser, and may be terminated by the Subadviser with or without cause, upon sixty (60) days’ written notice to a Fund and the Adviser.  The Subadvisory Agreement terminates automatically in the event of its “assignment,” as defined in the 1940 Act.  The Subadvisory Agreement provides that the Subadviser, under such agreement, shall not be liable for an error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution of portfolio transactions for a Fund, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligation and duties thereunder.

Under the Subadvisory Agreement, the Subadviser’s fee is calculated based on the average daily net assets that the Subadviser is responsible for managing and is paid by the Adviser out of the management fee it receives from each Fund and is not an additional charge to the Funds.

For its services under the Advisory Agreement with the Trust, the Adviser receives a management fee from the Funds, computed daily and payable monthly, of 0.89% of the Multi-Strategy Fund’s average daily net assets and 0.89% of the Flexible Income Fund’s average daily net assets. The Adviser pays the Subadviser a fee out of its management fee that is based on a percentage of the average daily net assets managed by the Subadviser.  For the fiscal year ended January 31, 2018, there were no fees paid to any subadvisers, as the Subadviser is the first subadviser to manage a portion of either Fund, effective as of July 10, 2018.

The Adviser has contractually agreed to waive its fees and/or reimburse certain expenses (exclusive of any front-end sales loads, taxes, interest on borrowings, dividends on securities sold short, brokerage commissions, 12b-1 fees, acquired fund fees and expenses, expenses incurred in connection with any merger or reorganization and extraordinary expenses) to the extent necessary to limit the net operating expense ratio to 0.99% of the Multi-Strategy Income Fund’s average daily net assets and 0.85% of the Flexible Income Fund’s average daily net assets.

The Adviser also has voluntarily agreed to waive its fees and/or reimburse certain expenses (exclusive of any front-end sales loads, taxes, interest on borrowings, dividends on securities sold short, brokerage commissions, 12b-1 fees, acquired fund fees and expenses, expenses incurred in connection with any merger or reorganization and extraordinary expenses) to limit the net operating expense ratio to 0.69% of the Flexible Income Fund’s average daily net assets. This voluntary waiver is in addition to the contractual fee waiver/expense limitation agreement discussed above and may be discontinued at any time.

INFORMATION REGARDING THE FUNDS

Multi-Strategy Income Fund

The Multi-Strategy Income Fund invests primarily in mortgage-backed and other asset-backed fixed income securities, including securities backed by assets such as credit card receivables, student loans, automobile loans and residential and commercial real estate. The Fund’s allocation of its assets into various asset classes within the asset-backed fixed income market will depend on the views of Angel Oak as to the best value relative to what is currently presented in the market place. The Fund’s portfolio managers lead a team of sector specialists responsible for researching opportunities within their sector and making recommendations to the Fund’s portfolio managers. In selecting investments, the Adviser may consider maturity, yield and ratings information and opportunities for price appreciation among other criteria. The Adviser may sell investments if it determines that any of the mentioned factors have changed materially from its initial analysis or that other factors indicate that an investment is no longer earning a return commensurate with its risk. From time to time, the Fund may allocate its assets so as to focus on particular types of asset-backed fixed income securities. The Fund may also invest up to 20% of its net assets in collateralized loan obligations (“CLOs”), which are backed by a pool of corporate debt. CLOs are similar to collateralized mortgage obligations (“CMOs”) (described below), but differ as to the type of underlying loan.

Currently, the Adviser anticipates focusing the Fund’s investments on non-agency, residential mortgage-backed securities (“RMBS”). Residential mortgage loans are generally classified into three categories based on the risk profile of the borrower and the property: (i) Prime, (ii) Alternative-A (“Alt-A”), and (iii) Subprime. Prime residential mortgage loans are extended to borrowers who represent a relatively low risk profile through a strong credit history. Subprime loans are made to borrowers who display poor credit histories and other characteristics that correlate with a higher default risk. Alt-A loans are made to borrowers whose risk profile falls between Prime and Subprime. When selecting RMBS investments for the Fund, the Adviser intends to focus on RMBS that are collateralized by pools of Prime or Alt-A mortgages and that are seasoned (i.e., have a history of timely payments) (these securities are also known as CMOs).

Prime mortgage loans may be either “agency” or “non-agency.” Agency loans have balances that fall within the limits set by the Federal Housing Finance Agency (“FHFA”) and qualify as collateral for securities that are issued by the Government National Mortgage Association (“Ginnie Mae”), the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”). Non-agency loans have balances that may or may not fall within the limits set by FHFA and do not qualify as collateral for securities that are issued by Ginnie Mae, Fannie Mae or Freddie Mac, and are sponsored by private companies other than government sponsored enterprises (sometimes referred to as “private label paper”). Under normal circumstances, the Fund will concentrate its investments (i.e., invest more than 25% of its total assets (measured at the time of purchase)) in residential mortgage-backed securities (agency and non-agency) and commercial mortgage-backed securities.

The Adviser analyzes a variety of factors when selecting investments for the Fund, such as collateral quality, credit support, structure, and market conditions. The Adviser attempts to diversify risks that arise from position sizes, geography, ratings, duration, deal structure and collateral values. The Adviser will also seek to invest in securities that have relatively low volatility. The Adviser seeks to limit risk of principal by targeting assets that it considers undervalued.

The Fund may also make direct investments in mortgage loans.

With respect to a limited portion of the Fund’s portfolio, the Fund may purchase and/or short sell equity securities of small-cap, publicly-traded community banks.  Parks Capital is responsible for managing this portion of the Fund’s portfolio, and the Subadviser employs a value-oriented, research-driven approach that seeks to identify community banks with discounted valuation.

The Fund may also invest in the securities of other investment companies (including those that are part of the same group of investment companies as the Fund) that invest primarily in fixed income securities. The Fund may invest, without limitation, in corporate debt securities of any quality and maturity, including high-yield securities (also known as “junk bonds”), and securities that are not rated by any rating agencies. In selecting debt investments, the Adviser may consider maturity, yield, and ratings information and opportunities for price appreciation.

The Fund may invest up to 15% of its net assets in illiquid securities.

In pursuing its investment objectives or for hedging purposes, the Fund may utilize (i) short selling, (ii) borrowing, and (iii) various types of derivative instruments, including structured products, swaps (including credit default swaps), futures contracts, and options, although the Adviser expects that not all such derivatives will be used at all times. Such derivatives may trade over-the-counter or on an exchange and may principally be used for one or more of the following purposes: speculation, currency hedging, duration management, or to pursue the Fund’s investment objective. The Fund may borrow to the maximum extent permitted by applicable law, which generally means that the Fund may borrow up to one-third of its total assets. The Fund may also invest in repurchase agreements and reverse repurchase agreements.

The Fund may make investments directly or through one or more wholly-owned and controlled subsidiaries formed by the Fund (each, a “Subsidiary”).  A Subsidiary may invest in whole loans or in instruments representing the right to receive interest payments and principal due on fractions or pools of whole loans or any other security or instrument in which the Fund is permitted to invest directly.  References herein to the investment exposure of the Fund also refer to the investment exposure to a Subsidiary.  The allocation of the Fund’s investments, if any, in a Subsidiary will vary over time and might not include all of the types of investments described above.

Flexible Income Fund

The Fund seeks to generate current income across various market environments with a secondary focus on generating positive total return. In pursuit of the Fund’s investment objective, the Adviser has the flexibility to allocate the Fund’s assets among a broad range of fixed income instruments and derivatives using a variety of strategies, which means that the Fund’s investments are not limited to those in a particular index. The Adviser may allocate the Fund’s assets across several different sectors and issuers or may select a single or limited number of securities, strategies or sectors, including cash and short-term investments.

The fixed-income instruments in which the Fund principally invests may include corporate debt obligations (domestic and non-U.S.); bank subordinated debt; asset-backed securities and residential and commercial mortgage-backed securities; structured or non-structured debt instruments (such as collateralized debt and loan obligations); high-yield securities (also known as “junk bonds”); U.S. Government securities; and floating or variable rate obligation.

The Fund’s portfolio of fixed-income instruments will depend on the views of the Adviser as to the best value relative to what is currently presented in the marketplace. The Fund’s portfolio managers lead a team of sector specialists responsible for researching opportunities within their sector and making recommendations to the Fund’s portfolio managers. In selecting investments, the Adviser may consider maturity, yield and ratings information and opportunities for price appreciation among other criteria. The Adviser may sell investments if it determines that an investment is no longer earning a return commensurate with its risk or that a different security will better help the Fund achieve its investment objective.

The Fund may invest, without limitation, in fixed-income instruments of any quality and maturity. The Adviser will allocate the Fund’s investments based on its analysis of market conditions and investment opportunities in light of domestic and foreign fiscal, economic and political environments. The Fund’s portfolio managers will manage the Fund’s duration based on the Adviser’s expectations of future interest rates and market conditions. The Adviser is not limited to constructing a portfolio with a certain target duration and may cause the Fund’s duration to be negative. Duration is a measure of a fixed income security’s price sensitivity to interest rate changes. In other words, the longer a fund’s duration, the more sensitive its market value will be to changes in interest rates. A fund with negative duration may increase in value when interest rates rise, and generally incurs a loss when interest rates fall. The Fund may also invest, without limitation, in a variety of asset-backed securities, including CLOs, CMOs and collateralized debt obligations (“CDOs”).

With respect to a limited portion of the Fund’s portfolio, the Fund may purchase and/or short sell equity securities of small-cap, publicly-traded community banks.  Parks Capital is responsible for managing this portion of the Fund’s portfolio, and the Subadviser employs a value-oriented, research-driven approach that seeks to identify community banks with discounted valuation.

The Fund may invest up to 15% of its net assets in securities that are deemed to be illiquid, which may include private placements, certain Rule 144A securities, and securities of issuers that are bankrupt or in default. Among its fixed-income investments, the Fund may invest in preferred securities, and in the securities of other investment companies (including those that are part of the same group of investment companies as the Fund) that invest primarily in fixed-income securities.

In pursuing its investment objectives or for hedging purposes, the Fund may utilize (i) short selling, (ii) borrowing and (iii) various types of over-the-counter and exchange-traded derivative instruments, including structured products, swaps, futures contracts and options. The Fund may borrow to the maximum extent permitted by applicable law, which generally means that the Fund may borrow up to one-third of its total assets. The Fund may also invest in repurchase agreements and reverse repurchase agreements. The Fund may engage in active and frequent trading of its portfolio securities.

INFORMATION REGARDING PARKS CAPITAL

Parks Capital, 401 Park Ave South, Suite 850, New York, NY 10016, is an SEC-registered investment advisory firm that commenced operations in 2016.  In addition to the Funds, Parks Capital currently provides discretionary investment advisory services to a private pooled investment vehicle.  Parks Capital seeks to achieve attractive rates of return while working to minimize risk of loss primarily through investments in equities, both long and short, focused on small-cap U.S. community bank opportunities.  Parks Capital employs a value-oriented, research-driven approach that seeks to identify community banks with discounted valuation.  As of December 31, 2017, Parks Capital had assets under management of approximately $8 million.

The principal executive officers and directors of Parks Capital, as of the date of this document, are set forth below:

Name and Address	Position with Parks Capital
Kevin R. Parks 401 Park Ave South, Suite 850 New York, NY 10016	Chief Executive Officer and Chief Investment Officer
Brian C. Casey 401 Park Ave South, Suite 850 New York, NY 10016	Chief Compliance Officer

The Subadviser is controlled by Kevin Parks, the Chief Executive Officer and Chief Investment Officer of Parks Capital.

Other Investment Companies Advised or Subadvised by Parks Capital.  Parks Capital currently does not act as investment adviser or investment subadviser to any registered investment companies (mutual funds) having similar investment objectives and policies to those of the Funds.

BROKERAGE COMMISSIONS

For the fiscal year ended January 31, 2018, the Funds did not pay brokerage commissions to any affiliated broker of the Fund or of Parks Capital.

ADDITIONAL INFORMATION ABOUT THE FUNDS

ADMINISTRATOR

U.S. Bancorp Fund Services, LLC, doing business as, U.S. Bank Global Fund Services, located at 615 East Michigan Street, Milwaukee, WI 53202, serves as the administrator of the Funds.

PRINCIPAL UNDERWRITER

Quasar Distributors, LLC, a subsidiary of U.S. Bank, located at 777 East Wisconsin Avenue, 6th Floor, Milwaukee, Wisconsin 53202, serves as the principal underwriter and distributor of the Funds.

TRANSFER AGENT

U.S. Bancorp Fund Services, LLC, located at 615 East Michigan Street, Milwaukee, WI 53202, provides transfer agency services to the Funds.

CUSTODIAN

U.S. Bank N.A., Custody Operations, located at 1555 N. River Center Drive, Suite 302 Milwaukee, WI 53212 provides custody services for the Funds.

FINANCIAL INFORMATION

The Funds’ most recent annual and semi-annual report are available on request, without charge, by writing to the Angel Oak Multi-Strategy Income Fund or Angel Oak Flexible Income Fund, c/o U.S. Bank Global Fund Services, P.O. Box 701, Milwaukee, WI 53201-0701 or by calling (toll-free) 1-855-751-4324.

RECORD OR BENEFICIAL OWNERSHIP

A principal shareholder is any person who owns of record or beneficially 5% or more of the outstanding shares of a Fund.  Shareholders holding greater than 25% of a Fund are considered “controlling persons” of the Fund under the 1940 Act.  As of the Record Date, the following shareholders were considered to be either a control person or principal shareholder of the Funds:

Angel Oak Multi-Strategy Income Fund - Class A

Name and Address	% Ownership	Type of Ownership
Record Owners
UBS WM USA SPEC CDY A/C EBOC UBSFSI 1000 Harbor Blvd., 5th Floor Weehawken, NJ 07086-6761	27.18%	Record
Charles Schwab & Co, Inc. Special Custody A/C FBO Customers 211 Main St. San Francisco, CA 94101-4151	21.14%	Record
Morgan Stanley Smith Barney LLC Special Custody Account for the Exclusive Benefit of Customers of MSSB 1300 Thames St., Floor 6 Baltimore, MD 21231-3496	16.14%	Record
Merrill Lynch Pierce Fenner & Smith For the Sole Benefit of its Customers 4800 Deer Lake Dr. East Jacksonville, FL 32246-6484	10.70%	Record
TD Ameritrade Inc For the Exclusive Benefit of our Clients PO Box 2226 Omaha, NE 68103-2226	6.34%	Record

Angel Oak Multi-Strategy Income Fund - Class C

Name and Address	% Ownership	Type of Ownership
Record Owners
UBS WM USA SPEC CDY A/C EBOC UBSFSI 1000 Harbor Blvd., 5th Floor Weehawken, NJ 07086-6761	32.28%	Record
Morgan Stanley Smith Barney LLC Special Custody Account for the Exclusive Benefit of Customers of MSSB 1300 Thames St. Floor 6 Baltimore, MD 21231-3496	34.24%	Record
Wells Fargo Clearing LLC 2801 Market Street St. Louis, MO 63103-2523	9.27%	Record

Angel Oak Multi-Strategy Income Fund - Institutional Class

Name and Address	% Ownership	Type of Ownership
Record Owners
Charles Schwab & Co, Inc. Special Custody A/C FBO Customers 211 Main St. San Francisco, CA 94101-4151	22.03%	Record
UBS WM USA SPEC CDY A/C EBOC UBSFSI 1000 Harbor Blvd. Weehawken, NJ 07086-6761	18.78%	Record
Merrill Lynch Pierce Fenner & Smith For the Sole Benefit of its Customers 4800 Deer Lake Dr. East Jacksonville, FL 32246-6484	16.21%	Record
Morgan Stanley Smith Barney LLC Special Custody Account for the Exclusive Benefit of Customers of MSSB 1300 Thames St. Floor 6 Baltimore, MD 21231-3496	12.14%	Record
Pershing LLC 1 Pershing PLZ Jersey City, NJ 07399-0001	5.76%	Record

Angel Oak Flexible Income Fund - Class A

Name and Address	% Ownership	Type of Ownership
Record Owners
UBS WM USA SPEC CDY A/C EBOC UBSFSI 1000 Harbor Blvd. Weehawken, NJ 07086-6761	36.09%	Record
Charles Schwab & Co. Inc. SPECIAL CUSTODY A/C FBO CUSTOMERS Attn: Mutual Funds 211 Main St. San Francisco, CA 94105-1901	34.39%	Record
RBC Capital Markets LLC Mutual Fund Omnibus Processing Omnibus Attn: Mutual Fund Ops Manager 60 S 6th St. Ste 700 #P08 Minneapolis MN 55402-4413	16.56%	Record

Angel Oak Flexible Income Fund - Class C

Name and Address	% Ownership	Type of Ownership
Record Owners
UBS WM USA SPEC CDY A/C EBOC UBSFSI 1000 Harbor Blvd. Weehawken, NJ 07086-6761	47.11%	Record
RBC Capital Markets LLC Mutual Fund Omnibus Processing Omnibus Attn: Mutual Fund Ops Manager 60 S 6th St. Ste 700 #P08 Minneapolis MN 55402-4413	23.61%	Record
National Financial Services LLC 499 Washington Blvd Jersey City, NJ 07310-1995	14.34%	Record
Beneficial Owners
The Robertson Family Trust Barbara K Robertson TRU/A 08/05/1991 10319 Settle Road Santee, CA 92071-1034	7.15%	Beneficial

Angel Oak Flexible Income Fund - Institutional Class

Name and Address	% Ownership	Type of Ownership
Record Owners
UBS WM USA SPEC CDY A/C EBOC UBSFSI 1000 Harbor Blvd. Weehawken, NJ 07086-6761	43.89%	Record
Capinco c/o US Bank NA 1555 N Rivercenter Dr. Ste 302 Milwaukee WI 53212-3958	26.67%	Record
National Financial Services LLC 499 Washington Blvd Jersey City NJ 07310-1995	10.04%	Record
Charles Schwab & Co. Inc. Special Custody A/C FBO Customers 211 Main St. San Francisco, CA 94105-1901	6.82%	Record
Beneficial Owners
Angel Oak Multi-Strategy Income Fund One Buckhead Plaza 3060 Peachtree Road NW, Suite 500 Atlanta, Georgia 30305	26.67%	Beneficial

The table below shows for each Trustee, the amount of the Funds’ equity securities beneficially owned by each Trustee, and the aggregate value of all investments in equity securities of the Trust, as of September 30, 2018.

	Dollar Range of Equity Securities in the		Aggregate Dollar Range of Equity Securities in all Registered Investment Companies Overseen by the Trustees in Family of Investment Companies
Name of Trustee	Multi-Strategy Income Fund	Flexible Income Fund
Non-Interested Trustees
Alvin R. Albe, Jr.	over $100,000	over $100,000	over $100,000
Ira P. Cohen	None	None	None
Keith M. Schappert	over $100,000	None	over $100,000
Interested Trustee
Sreeniwas (Sreeni) V. Prabhu	over $100,000	over $100,000	over $100,000

SHAREHOLDER PROPOSALS

The Funds are not required to hold regular meetings of shareholders each year.  Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Funds in reasonable time prior to the solicitation of proxies for the meeting.

DELIVERY OF SHAREHOLDER DOCUMENTS

Only one copy of the Notice of Internet Availability of this Information Statement and other documents related to the Funds, such as annual reports, proxy materials, quarterly statements, etc. is being delivered to multiple shareholders sharing an address, unless the Trust has received contrary instructions by contacting the Funds in writing at Angel Oak Multi-Strategy Income Fund or Angel Oak Flexible Income Fund, c/o U.S. Bank Global Fund Services, P.O. Box 701, Milwaukee, WI 53201-0701 or by calling (toll-free) 1-855-751-4324.